UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2008

ADVANCED MEDICAL OPTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	01-31257	33-0986820
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1700 E. St. Andrew Place
Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 247-8200

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

Advanced Medical Optics, Inc. (the “Company”) today issued a press release announcing that the Company purchased approximately $124 million aggregate principal amount of its 3.25% convertible senior subordinated notes due 2026 for approximately $51.8 million and approximately $57 million aggregate principal amount of its 2.50% convertible senior subordinated notes due 2024 for approximately $45.3 million. These repurchases were consummated pursuant to privately negotiated transactions with holders of the notes that had previously contacted the company. The press release is filed as exhibit 99.1 herewith and the information contained in the press release is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

99.1	Press Release, dated October 20, 2008, of Advanced Medical Optics, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MEDICAL OPTICS, INC.
(Registrant)

Date: October 20, 2008	By:	/s/ MICHAEL J. LAMBERT
Michael J. Lambert,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.
99.1	Press release, dated October 20, 2008, issued by Advanced Medical Optics, Inc.